EXHIBIT 23.1

[Letterhead of KPMG LLP]

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
CVS Corporation:

We consent to the use of our reports dated February 27, 2007, with respect to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the fifty-two week periods ended December 30, 2006, December 31, 2005, and January 1, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006, incorporated herein by reference.

Our reports include an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP
KPMG LLP
Providence, Rhode Island

March 16, 2007